UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2007

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 5, 2007, Regal Entertainment Group (the “Company”) announced that its board of directors had declared a cash dividend in the amount of $2.00 per share of Class A and Class B common stock, payable on April 13, 2007 to the Class A and Class B common stockholders of record on March 28, 2007.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

 Item 9.01   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

N/A

(b)	Pro forma financial information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1

Press Release, dated March 5, 2007, announcing that the Company’s board of directors declared a cash dividend in the amount of $2.00 per share of Class A and Class B common stock, payable on April 13, 2007 to Class A and Class B common stockholders of record on March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 5, 2007	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1

Press Release, dated March 5, 2007, announcing that the Company’s board of directors declared a cash dividend in the amount of $2.00 per share of Class A and Class B common stock, payable on April 13, 2007 to Class A and Class B common stockholders of record on March 28, 2007.